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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)    ☐

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

180 East Fifth Street St. Paul, Minnesota (Address of principal executive offices)	55101 (Zip Code)
Frank Leslie U.S. Bank National Association 180 East Fifth Street St. Paul, MN 55101 (651) 244-8677 (Name, address and telephone number of agent for service)
UTStarcom, Inc. (Issuer with respect to the Securities)
Delaware (State or other jurisdiction of incorporation or organization)	52-1782500 (I.R.S. Employer Identification No.)
1275 Harbor Bay Parkway, Alameda, CA (Address of Principal Executive Offices)	94502 (Zip Code)

7/8% Convertible Subordinated Notes Due 2008
(Title of the Indenture Securities)

FORM T-1

Item 1. GENERAL INFORMATION.

        Furnish the following information as to the Trustee.

  a)
  Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency
      Washington, D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.

      Trustee is authorized to exercise corporate trust powers.

Item 2. AFFILIATIONS WITH OBLIGOR.

        If the obligor is an affiliate of the Trustee, describe each such affiliation.

            None

  In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has, also, examined its own books and records for the purpose of answering this item.

Items 3-15

  Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS:

        List below all exhibits filed as a part of this statement of eligibility and qualification.

  1.
  A copy of the Articles of Association of the Trustee.*

  2.
  A copy of the certificate of authority of the Trustee to commence business.*

  3.
  A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

  4.
  A copy of the existing bylaws of the Trustee.*

  5.
  A copy of each Indenture referred to in Item 4. Not applicable.

  6.
  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

  7.
  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

*
Incorporated by reference to Registration Number 333-67188.

  A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Structured Obligations Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended (the "Act"), on November 16, 2001 (Registration No. 333-67188), and is incorporated herein by reference.

NOTE

        The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 5th day of May, 2003.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ STEPHEN RIVERO Stephen Rivero Vice President

Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 5, 2003

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ STEPHEN RIVERO Stephen Rivero Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2002
($000's)

12/31/2002
Assets
Cash and Due From Depository Institutions	$10,868,204
Federal Reserve Stock	0
Securities	28,139,801
Federal Funds	873,395
Loans & Lease Financing Receivables	116,078,132
Fixed Assets	1,389,233
Intangible Assets	9,218,064
Other Assets	9,482,963

Total Assets	$176,049,792
Liabilities
Deposits	$121,684,914
Fed Funds	5,858,510
Treasury Demand Notes	0
Trading Liabilities	402,464
Other Borrowed Money	17,397,658
Acceptances	148,979
Subordinated Notes and Debentures	5,696,532
Other Liabilities	5,200,399

Total Liabilities	$156,389,456
Equity
Minority Interest in Subsidiaries	$992,867
Common and Preferred Stock	18,200
Surplus	11,314,669
Undivided Profits	7,334,600

Total Equity Capital	$19,660,336
Total Liabilities and Equity Capital	$176,049,792

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association
By:	/s/ STEPHEN RIVERO Vice President
Date: May 5, 2003

QuickLinks

  Exhibit 25.1
FORM T-1
  Item 1. GENERAL INFORMATION.
  Item 2. AFFILIATIONS WITH OBLIGOR.
  Items 3-15
  Item 16. LIST OF EXHIBITS
NOTE
SIGNATURE
Exhibit 6 CONSENT
Exhibit 7 U.S. Bank National Association Statement of Financial Condition As of 12/31/2002 ($000's)